                                                                    EXHIBIT 4.12
- --------------------------------------------------------------------------------

                              CODA ENERGY, INC.,
                                   As Issuer


                       DIAMOND ENERGY OPERATING COMPANY
                              TAURUS ENERGY CORP.
                            ELECTRA RESOURCES, INC.
                                 As Guarantors


                                      AND


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                  As Trustee

                         ----------------------------

                         FIRST SUPPLEMENTAL INDENTURE
                          Dated as of April 25, 1996

                                       to

                                   INDENTURE
                          Dated as of March 18, 1996

                         ----------------------------

                                 $110,000,000


                             Series A and Series B
                  10 1/2% Senior Subordinated Notes Due 2006

- -------------------------------------------------------------------------------

  FIRST SUPPLEMENTAL INDENTURE, dated as of April 25, 1996, among CODA ENERGY, INC., a Delaware corporation (the "Company"), as Issuer, DIAMOND ENERGY OPERATING COMPANY, an Oklahoma corporation, TAURUS ENERGY CORP., a Texas corporation, and ELECTRA RESOURCES, INC., a Texas corporation, as Guarantors (collectively, the "Guarantors"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                              W I T N E S S E T H:
                              -------------------

  WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee a certain indenture, dated as of March 18, 1996 (the "Indenture"), pursuant to which $110,000,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes Due 2006 (collectively, the "Notes") were issued by the Company and unconditionally guaranteed by the Guarantors; and

  WHEREAS the Company and the Guarantors desire and have requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending Sections 2.06 and 3.07 of the Indenture in the manner set forth below; and

  WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into among the Company, the Guarantors, and the Trustee without the consent of holders of Notes for certain purposes; and

  WHEREAS, the Company and the Guarantors have furnished the Trustee with Officers' Certificates complying with the requirements of Sections 12.04 and
12.05 of the Indenture and stating that all conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with; and

  WHEREAS, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Sections 12.04 and 12.05 of the Indenture and stating that in the opinion of such counsel all conditions precedent provided for in the Indenture with respect to this First Supplement Indenture have been complied with; and

  WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Guarantors and the Trustee and a valid amendment of and supplement to the Indenture have been done;

  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

  For and in consideration of the premises and the purchase of the Notes by the holders thereof it is mutually covenanted and agreed for the equal and proportionate benefit of all holders of the Notes, as follows:

     Section 1.01   Amendment of Section 2.06 of the Indenture.
                    ------------------------------------------

     Section 2.06 of the Indenture is hereby amended by adding thereto a new subsection (j) as follows:

     (j) Transfer of a Beneficial Interest in "IAI" Global Note for Beneficial Interest in "QIB" Global Note.

          Any Person having a beneficial interest in that certain Global Note (the "IAI Global Note") evidencing interest of Persons who initially acquired Notes as "institutional accredited investors" (as defined in Rule 501 under the Securities Act) may request exchange of such beneficial interest for a beneficial interest in that certain Global Note (the "QIB Global Note") representing Notes initially issued to Persons who are "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). Such exchange shall be completed by delivery to the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee, on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, a certification to the effect that such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 9.04 under the Securities Act (in substantially the form of Exhibit B hereto) or pursuant to an effective registration statement under the Securities Act.

          Upon receipt of such instructions and additional information and documents, the Trustee, or the Note Custodian at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of the IAI Global Note to be reduced accordingly by endorsement on that certain Schedule of Exchanges of Certificated Securities and shall cause the aggregate principal amount of the QIB Global Note to be increased accordingly by notation on that certain Schedule of Exchanges of Certificated Securities. Notwithstanding any principal amount shown outstanding on the face of any Global Note, the notations made on said Schedule of Exchanges of Certificated Securities shall control for all purposes.

     Section 1.02   Amendment to Section 3.07 of the Indenture.  Section 3.07 is
                    ------------------------------------------
hereby amended by deleting the existing clause (b) in its entirety and inserting a new clause (b) therefore as follows:

          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to March 12, 1999, the Company may, at its option, on any one or more occasions, redeem up to $27.5 million in aggregate principal amount of Notes at a redemption price of 110.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an offering of common equity of the Company; provided that at least $82.5 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 75 days of the date of the closing of such offering of common equity of the Company.

                                  ARTICLE TWO

     Section 2.01   Defined Terms.  All terms used in this First Supplemental
                    -------------
Indenture not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

     Section 2.02   Execution in Counterparts.  This first Supplemental
                    -------------------------
Indenture may be executed in any number of counterparts. Each such counterpart shall be an original, but such counterparts shall together constitute one and the same instrument.

     Section 2.03   Confirmation of Indenture.  Except as amended and
                    -------------------------
supplemented hereby, all of the provisions of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.

     IN WITNESS WHEREOF, the Company and each of the Guarantors has caused this First Supplemental Indenture to be duly executed and the Trustee has caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                               CODA ENERGY, INC., as Issuer


Attest:                        By: /s/ Grant W. Henderson
/s/ Joe Callaway                  ----------------------------------------------
- ----------------                  Name: Grant W. Henderson
                                        ----------------------------------------
                                  Title: President and Chief Financial Officer
                                         ---------------------------------------

                                DIAMOND ENERGY OPERATING
                                COMPANY, as Guarantor

Attest:                         By: /s/ Grant W. Henderson
                                   ---------------------------------------------
/s/ Joe Callaway                    Name: Grant W. Henderson
- ----------------                         ---------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                TAURUS ENERGY CORP., as Guarantor


Attest:                         By: /s/ Grant W. Henderson
/s/ Joe Callaway                   ---------------------------------------------
- ----------------                    Name: Grant W. Henderson
                                         ---------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                ELECTRA RESOURCES, INC., as Guarantor


Attest:                         By: /s/ Grant W. Henderson
/s/ Joe Callaway                   ---------------------------------------------
- ----------------                    Name: Grant W. Henderson
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------


                                TEXAS COMMERCE BANK NATIONAL
                                ASSOCIATION, as Trustee


Attest:                         By: /s/ John G. Jones
/s/ Kathleen Wagner                ---------------------------------------------
- -------------------                 Name: John G. Jones
                                         ---------------------------------------
                                    Title: Vice President
                                          --------------------------------------